UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 12, 2025

Date of Report (Date of earliest event reported)

GLOBALINK INVESTMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41122	36-4984573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Continental Drive, Suite 401 Newark, Delaware	19713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +6012 405 0015

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On March 12, 2025, Mr. Kelvin (Zeng Yenn) Chin, the chief financial officer of Globalink Investment Inc., a company formed under the laws of Delaware (the “Company”), notified the Company of his resignation as the chief financial officer and a director of the Company, effective March 17, 2025. The resignation of Mr. Chin was due to personal reasons, and was not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

On March 13, 2025, the Company’s board of directors (the “Board”) appointed Mr. Say Leong Lim, the chief executive officer of the Company, as the Company’s chief financial officer, with effect from March 18, 2025. The appointment intends to fill the vacancy created by Mr. Kelvin (Zeng Yenn) Chin’s departure. The biographical information of Mr. Say Leong Lim is set forth below.

Mr. Say Leong Lim has served as the Company’s Chairman of the Board of Directors and Chief Executive Officer since its inception. Mr. Say Leong Lim has been involved in numerous corporate and operation transactions, amongst other initial public offerings, reverse takeovers, mergers and acquisition deals, restructuring and rightsizing, funding, training, management and operational controls in Malaysia, Singapore, Indonesia, Hong Kong, China and Australia over the last 30 years. Since April 2023, Mr. Lim has served as the chief executive officer of Xtend Digital Sdn Bhd, a technology company based in Malaysia. Since June 2021, Mr. Lim has served as an independent director at LFE corporation Bhd, an engineering company in Malaysia. Since February 2019, Mr. Lim has served as the Independent Non-executive Director of Aurora Italia International Bhd, a public retail company in Malaysia. In May 2010, Mr. Lim co-founded Everise Concepts PLT and has since served as its advisor. Everise Concepts PLT is principally involved in the provision of corporate and business consultancy, real estate projects and the wholesale and distribution of fast-moving consumer goods via retail and online channels. From November 2020 to April 2022, Mr. Lim served as an independent director of Caely Holdings Bhd. Mr. Lim obtained his Chartered Management Accountancy qualification from the Chartered Institute of Management Accountants (CIMA) United Kingdom in 1991 and was admitted as a member of the Malaysian Institute of Accountants (MIA) in 1996 and a member of the Chartered Tax Institute of Malaysia in 1999. He is also a Fellow member of the Institute of Corporate Directors Malaysia. Mr. Lim obtained his Masters of Business Administration from Heriot-Watt University in United Kingdom in 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2025

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer